CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment 1 to the Form N-6 Registration Statement of Allstate Life Variable Life Separate Account A (File No. 333-102318).


                                            /s/  Foley & Lardner
                                            FOLEY & LARDNER


Washington, D.C.
April 11, 2003
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-102318 of Allstate Life Variable Life Separate Account A of Allstate Life Insurance Company on Form N-6 of our report dated February 5, 2003 relating to the consolidated financial statements and the related financial statement schedules of Allstate Life Insurance Company, and our report dated March 7, 2003 relating to the financial statements of Northbrook Life Variable Life Separate Account A, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life Variable Life Separate Account A), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  17, 2003

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